SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:	March 23, 2012

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

Omagine, Inc. (the "Company") is providing the following information in order to keep our shareholders informed of the Company’s activities and in response to several shareholder inquiries seeking clarity with respect to (i) the signing of the Development Agreement (“DA”) for the Omagine Project, and (ii) the expiration date for the Company’s ongoing Rights Offering.

A new Minister of Tourism for the Oman Government was appointed in early March 2012.  His Excellency Ahmad bin Nasser Al Mehrzi has now taken up his new post at the Ministry of Tourism (MOT).

The shareholders of Omagine LLC (the Company, Royal Court Affairs, and Consolidated Contractors) anticipate meeting with H.E. Al-Mehrzi and the Under-Secretary at MOT, Her Excellency Maitha Al Mahrooqiyah, within the next several days. The purpose of the meeting is to update the new Minister and the Under-Secretary and to determine a signing date for the DA.

We and our attorneys are presently arranging this meeting but the time and date for the meeting has not been confirmed as of the time this report was filed. We are therefore not yet in a position to say when the DA will be signed.

Several of our shareholders have inquired about a possible extension of the expiration date for the Company’s ongoing Rights Offering. The Board of Directors has carefully reviewed this matter and has determined not to extend the March 30, 2012 expiration date for the Company’s Rights Offering.

The Company will not know the final results of the Rights Offering until shortly after March 30, 2012.  The Company’s president, Frank J. Drohan, has today exercised all 322,730 of his Rights.

As stated in our recent Prospectus, the Rights Offering will expire at 5 p.m. Eastern Time in the United States on March 30, 2012.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts to sign the Development Agreement with the Government of the Sultanate of Oman.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omagine, Inc. (Registrant)

Dated: March 23, 2012	By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief Executive Officer

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